Sub-Item 77Q1(a): Copies of Material Amendments to the Trust’s Declaration of Trust or By-laws

Amendment No. 19 dated September 19, 2013 to the Agreement and Declaration of Trust dated September 16,
1997 is incorporated herein by reference to Exhibit (a)(20) to PEA No. 35.

Amendment No. 20 dated December 19, 2013 to the Agreement and Declaration of Trust dated September 16,
 1997 is incorporated herein by reference to Exhibit (a)(21) to Post-Effective Amendment No. 40 to the
Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on
January 3, 2014 (Accession No. 0001193125-14-001870).